Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2011, except for the last paragraph of Note P[4] as to which the date is February 10, 2012, in Amendment No. 1 to the Registration Statement on Form S-1 and related prospectus of Empire Resources, Inc.

/s/ EISNERAMPER LLP

New York, New York
March 9, 2012